Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBOTV CLOSED Q4 AND FY 2021 WITH RECORD 1.13 MILLION SUBSCRIBERS; EXPECTS TO EXCEED $1 BILLION REVENUE IN 2022

NEW YORK – FEBRUARY 23, 2022 – fuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the fourth quarter and full year ended December 31, 2021. The company also announced 2022 guidance, expecting to drive over $1 billion in total revenue this year.

fuboTV delivered record annual revenue of $638 million total revenue in 2021, including $1 million impact of the December 2021 acquisition of Molotov. Excluding Molotov, fuboTV’s total annual revenue was $637 million, an increase of 144% over 2020.

The company closed 2021 with 1.13 million total paid subscribers, up 106% from the prior year. fuboTV added 185,000 net subscribers in the fourth quarter.

fuboTV also achieved record year-over-year (YoY) growth during the fourth quarter of 2021, including:

●	$231 million total revenue, including $1 million impact of Molotov.

○	$230 million total revenue, up 119% YoY, excluding Molotov.

●	$26.1 million advertising revenue, including $0.2 million impact of Molotov.

○	$25.9 million revenue, up 98% YoY, excluding Molotov.

●	fuboTV customers streamed 404 million hours of content during the quarter, a 96% increase YoY.

These milestones exceeded the preliminary fourth quarter 2021 results announced on January 10, 2022: 1.1 million plus paid subscribers, $215-220 million total revenue and over $25 million in advertising revenue.

fuboTV also reported higher unit economics during the quarter and benefited from inherent operating leverage as its customer base scaled. Adjusted Contribution Margin (ACM) was positive 9.7% for full year 2021, an increase of 104 basis points (bps) YoY when compared to the company’s normalized full year 2020 ACM. Lower subscriber acquisition costs, strong marketing discipline and a lifted attach rate to 2.5 were all achieved, contributing to the company’s path towards profitability.

These results represent fuboTV’s growth only and exclude the operating performance of Molotov except where otherwise noted. Complete fourth quarter and full year 2021 results are detailed in fuboTV’s shareholder letter available on the company’s IR site.

fuboTV also released revenue and subscriber guidance for 2022, broken down by North America and Rest of World (ROW), including France (Molotov) and Spain. Within North America, the company forecasts first quarter 2022 revenue of $232 million-$237 million and full year 2022 revenue of $1.08 billion-$1.09 billion, which projects achieving the billion dollar mark for the first time. North America subscribers are expected to reach 1.028 million-1.033 million in the first quarter of 2022 and 1.500 million-1.510 million for the full year. Within ROW, the company forecasts first quarter 2022 revenue of $3 million-$6 million and full year 2022 revenue of $15 million-$20 million. ROW subscribers are expected to reach 235 thousand-240 thousand in the first quarter of 2022 and 270 thousand-280 thousand for the full year. Note that this guidance does not include any projected revenues from online sports wagering.

“fuboTV delivered a record fourth quarter and full year across a number of our key financial and operational metrics,” said David Gandler, co-founder and CEO, fuboTV. “Engagement continues to be strong as we add differentiated content to our offering and focus on innovating our product to meet consumer preferences and drive a premium experience. Our expansion into real-money wagering is underway with the launch of Fubo Sportsbook across two states with additional states expected to follow this year. This launch represents a differentiated and industry-first integration of streaming and a sports wagering product and we see ourselves in the very early innings of a massive opportunity.”

“Our fourth quarter closes out an extraordinary year defined by delivering triple-digit year-over-year growth in total revenues, advertising revenues and subscriber growth all while continuing to expand adjusted contribution margin,” said Edgar Bronfman Jr., executive chairman, fuboTV. “Within the year, we achieved several important milestones, representing meaningful advancements towards our mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering. Our progress over the course of 2021 further fortifies our position to continue to execute on that mission in 2022.”

Live Webcast

Gandler and CFO John Janedis will host a live video webcast today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events page of fuboTV’s investor relations website. An archived replay will be available on fuboTV’s website following the webcast. Participants should join the webcast 10 minutes in advance to ensure that they are connected prior to the event.

About fuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. fuboTV Inc. operates in the U.S., Canada, Spain and, through its acquisition of Molotov, in France.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company's sports-first cable TV replacement product, fuboTV, offers U.S. subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

Key Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period.

Content Hours

We believe the number of Content Hours streamed on our platform is a relevant measure to gauge user engagement. Content Hours is defined as the sum of total hours of content watched on the fuboTV platform for a given period.

Monthly Average Revenue per User (Monthly ARPU)

We believe Monthly Average Revenue Per User (ARPU) is a relevant measure to gauge the revenue received per subscriber on a monthly basis. ARPU is a fuboTV measure defined as total subscriber revenue collected in the period (subscriber and advertising revenues excluding other revenues) divided by the average daily paid subscribers in such period divided by the number of months in the period.

Average Cost Per User (ACPU)

We believe Monthly Average Cost Per User (ACPU) is a relevant measure to gauge our expenses per subscriber. ACPU reflects COGS per user defined as subscriber related expenses less minimum guarantees expensed, payment processing for deferred revenue, In-App-Billing (IAB) fees for deferred revenue and other subscriber related expenses in a given period, divided by the average daily subscribers in the period, divided by the number of months in the period.

Adjusted Contribution Margin

We believe Adjusted Contribution Margin (ACM) is a relevant metric to gauge our per-subscriber profitability. ACM is a non-GAAP measure that measures costs against subscriber revenue. ACM is calculated by subtracting ACPU from ARPU.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this release, including Revenue ex. Molotov, Subscription Revenue ex. Molotov, Advertising Revenue ex. Molotov, and Adjusted Contribution Margin are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables reconcile the most directly comparable GAAP financial measure to the non-GAAP financial measure.

Reconciliation of Revenue to Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Full Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2019
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Revenue (GAAP)	$638,350	$261,498	$146,529
Add (Subtract):
Other Revenue	(1,418)	(1,756)	(777)
Prior period subscriber deferred revenue	(17,345)	(9,377)	(4,228)
Current period subscriber deferred revenue	43,734	17,345	9,377
Non-GAAP Platform Bookings	663,321	267,710	150,901
Divide:
Average Subscribers	760,298	355,010	234,064
Months in Period	12	12	12
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$72.70	$62.84	$53.73

Subscriber Related Expenses (GAAP)	$593,241	$262,240	$201,448
Add (Subtract):
Payment Processing for Deferred Revenue (current period)	121	40	206
In-App Billing Fees for Deferred Revenue (current period)	13	274	53
Minimum Guarantees and Content Credits	13,280	(18,211)	(43,931)
Payment Processing for Deferred Revenue (prior period)	296	162	-
In-App Billing Fees for Deferred Revenue (prior period)	114	46	(98)
Other Subscriber Related Expenses	(8,365)	(3,929)	(2,151)
Non-GAAP COGS	598,700	240,622	155,527
Divide:
Average Subscribers	760,298	355,010	234,064
Months in Period	12	12	12
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$65.62	$56.48	$55.37

Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$72.70	$62.84	$53.73
Subtract:
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$65.62	$56.48	$55.37
Divide:
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$72.70	$62.84	$53.73
Non-GAAP Adjusted Contribution Margin	9.7%	10.1%	-3.1%

FY20 ACM was 10.1% non-normalized for the one-time benefit in content expenses in July 2020. On a normalized basis, FY20 ACM was 8.7%

fuboTV Inc.

Reconciliation of GAAP Revenue to non-GAAP Revenue excluding the impact of the Molotov Acquisition

(in thousands)

Year-over-Year Comparison

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Revenue (GAAP)	$638,350	$261,498
Add (Subtract):
Molotov Revenue	(1,388)	-
Non-GAAP Revenue ex. Molotov	636,962	261,498

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Subscription Revenue (GAAP)	$564,441	$230,715
Add (Subtract):
Molotov Subscription Revenue	(1,047)	-
Non-GAAP Subscription Revenue ex. Molotov	563,394	230,715

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	Pro-forma Combined fubo Pre-Merger and Facebank Pre-Merger excluding Facebank AG and excluding Nexway
Advertising Revenue (GAAP)	$73,749	$29,026
Add (Subtract):
Molotov Advertising Revenue	(211)	-
Non-GAAP Advertising Revenue ex. Molotov	73,538	29,026

fuboTV Inc.

Reconciliation of GAAP Revenue to non-GAAP Revenue excluding the impact of the Molotov Acquisition

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Revenue (GAAP)	$231,056	$105,077
Add (Subtract):
Molotov Revenue	(1,388)	-
Non-GAAP Revenue ex. Molotov	229,668	105,077

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$204,840	$91,383
Add (Subtract):
Molotov Subscription Revenue	(1,047)	-
Non-GAAP Subscription Revenue ex. Molotov	203,793	91,383

	Three Months Ended
	December 31, 2021	December 31, 2020
	As-Reported	As-Reported
Advertising Revenue (GAAP)	$26,107	$13,061
Add (Subtract):
Molotov Advertising Revenue	(211)	-
Non-GAAP Advertising Revenue ex. Molotov	25,896	13,061

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our financial condition, anticipated financial performance, market opportunity and future plans regarding subscription levels, business strategy and plans, the continued shift in consumer behavior and the expected continued rollout of Fubo Sportsbook. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to fuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks relating to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021, our Annual Report on Form 10-K for the full year ended December 31, 2021 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this press release.

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Contacts

Investor Contacts:

Alison Sternberg, fuboTV

asternberg@fubo.tv

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv